As filed with the Securities and Exchange Commission on September 3, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3713499
(State or jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kathy Lee-Sepsick
President and Chief Executive Officer
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David S. Rosenthal
Anna Tomczyk
Dechert LLP
1095 Avenue of Americas
New York, New York 10036
(212) 698-3616
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box : ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION - DATED SEPTEMBER 3, 2026
PRELIMINARY PROSPECTUS

Femasys Inc.

28,124,997 Shares

Common Stock
This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 28,124,997 shares of our common stock, par value $0.001 per share. These shares consist of (i) 5,013,559 shares of our common stock, (ii) 4,361,440 shares of our common stock issuable upon the exercise of pre-funded warrants (“Pre-Funded Warrants”), (iii) 9,374,999 shares of common stock issuable upon the exercise of common stock warrants (“Common Warrants”) and (iv) 9,374,999 shares of our common stock issuable upon the exercise of milestone warrants (“Milestone Warrants” and, collectively with the Pre-Funded Warrants and the Common Warrants, the “Warrants”), in each case, that were initially issued pursuant to that certain securities purchase agreement with certain accredited investors as part of a private placement completed on August 10, 2026.
Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of common stock. The selling stockholders may sell or otherwise dispose of the shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the selling stockholders may sell their shares in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, receive the proceeds from any exercise of the warrants for cash.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FEMY.” On September 1, 2026, the last reported per share price of our common stock on the Nasdaq was $3.26 per share.
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS
We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under “Incorporation of Certain Documents by Reference” before buying any of the securities offered.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus.
A prospectus supplement may add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or in the documents incorporated by reference herein is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States.
INDUSTRY AND MARKET DATA
This prospectus and the information incorporated by reference herein contain market and industry statistics that are based on various sources that we believe are accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We believe the data contained in these reports or publications to be reliable as of the date of this prospectus, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified the market and industry data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
ii

THE COMPANY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (the “SEC”). As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes contained in and incorporated by reference into this prospectus, before purchasing our securities.
Unless the context indicates otherwise, references in this prospectus to “Femasys,” “Company,” “we,” “us” and “our” refer to Femasys Inc., a Delaware corporation.
Business Overview
We are a leading biomedical innovator developing transformative fertility and non-surgical permanent birth control solutions designed to improve the standard of care, expand access, and reduce costs for women worldwide, with a broad patent-protected portfolio of disruptive, accessible, in-office therapeutic and diagnostic products. We are a U.S. manufacturer that has received global regulatory approvals for its product portfolio, which is currently being commercialized in the U.S. and key international markets. FemaSeed® Intratubal Insemination, a groundbreaking first-step infertility treatment delivering sperm directly to the site of conception, is U.S. FDA-cleared and approved in Europe, United Kingdom (“UK”), Canada, Israel, Australia and New Zealand. A peer-reviewed publication of positive data from its pivotal clinical trial of FemaSeed demonstrated effectiveness and safety with high satisfaction from both patients and practitioners. FemSperm®, which includes setup, handling and analysis kits designed to expand our infertility portfolio and, for the first time, enable gynecologists to perform in-office sperm handling and analysis for use with FemaSeed. FemVue®, a companion diagnostic for fallopian tube assessment via ultrasound, is U.S. FDA-cleared and approved in Europe, UK, Canada, Japan, Israel, Australia and New Zealand. FemHSG™ Catheter, used with FemVue for in-office ultrasound-based evaluation is CE mark approved in Europe. FemVue Controlled is a U.S. FDA-cleared diagnostic device and is the next-generation design integrating features of FemVue and FemChec® technologies into a single platform, enabling multiple clinical uses within one solution, including confirmation of tubal patency prior to use with FemaSeed. FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis, is U.S. FDA-cleared and approved in Europe, UK, Canada, Israel and New Zealand. FemBloc® permanent birth control is a revolutionary first-in-class non-surgical solution which involves minimally-invasive placement of a patented delivery system for precise delivery of our proprietary synthetic tissue adhesive (blended polymer) into both fallopian tubes simultaneously. Over time, the blended polymer fully degrades and produces nonfunctional scar tissue to permanently block the fallopian tubes in a safe and natural approach. This is in stark contrast to centuries-old surgical sterilization with reported risks that include infection, minor or major bleeding, injury to nearby organs, anesthesia-related events, and even death. Along with the various surgical risks, some patients may not qualify as good surgical candidates due to obesity or medical comorbidities. The FemBloc non-surgical approach has the potential to offer a safe and effective, more accessible in-office alternative with fewer risks, contraindications, and substantially lower cost than the surgical alternative. A peer-reviewed publication of positive data from its initial clinical trials of FemBloc has demonstrated compelling effectiveness and five-year safety with high satisfaction from both patients and practitioners. In March 2025, we announced Conformité Européenne (“CE”) mark certification under European Union (“EU”) Medical Device Regulation (“MDR”) as the first regulatory approval in the world for the FemBloc delivery system for non-surgical female permanent birth control and in June 2025, we announced CE mark certification under EU MDR for the class III blended polymer component, achieving approval for the entire FemBloc system in the EU. In August and September 2025, we announced UK and New Zealand regulatory approvals, respectively, for FemBloc. In March and September 2025, we announced strategic distribution partnerships for FemBloc in Spain and the France/Benelux region, respectively. We received FDA approval in November 2025 of our investigational device exemption (“IDE”) supplement to move forward to the final phase of the pivotal clinical trial (clinicaltrials.gov: NCT05977751) for U.S. approval. In March 2026, we announced the initiation of enrollment in this final phase. FemChec, a companion diagnostic product for FemBloc’s ultrasound-based confirmation test, is U.S. FDA-cleared and approved in Europe, UK, Canada, Israel, Australia and New Zealand.
We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with approximately 228 issued patents globally, in-house chemistry, manufacturing, and controls (CMC) and device manufacturing capabilities and proven ability to develop products with commercialization efforts underway. Our suite of products and U.S. product candidate address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm.
August 2026 Private Placement
On August 7, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which we agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) an aggregate of (i) 5,013,559 shares of common stock, par value $0.001 per share (“common stock”), at a purchase price of $3.20 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,361,440 shares of common stock, at a purchase price of $3.1999 per Pre-Funded Warrant (equal to the per share purchase price minus the $0.0001 exercise price of the Pre-Funded Warrant), and (iii) accompanying warrants to purchase an aggregate of 18,749,998 shares of common stock. For each share of common stock or Pre-Funded Warrant purchased, each Purchaser received two accompanying warrants, each with a term of three years: (a) a warrant to purchase shares of common stock (the “Common Warrants”) exercisable at $2.95 per share, exercisable immediately and expiring three years after issuance, and (b) a milestone warrant to purchase shares of common stock (the “Milestone Warrants” and, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”) exercisable at $2.95 per share, which become exercisable only upon the Company’s achievement of certain revenue and stock price milestones. The closing of the Private Placement (the “Closing”) occurred on August 10, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Private Placement were approximately $30.0 million, before deducting estimated offering expenses.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in our filings with the U.S. Securities and Exchange Commission, or the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.

We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

OFFERING SUMMARY
Common stock that may be offered by selling stockholders
28,124,997 shares of common stock. These shares consist of (i) 5,013,559 shares of our common stock, (ii) 4,361,440 shares of common stock issuable upon the exercise of Pre-Funded Warrants, (iii) 9,374,999 shares of common stock issuable upon the exercise of Common Warrants and (iv) 9,374,999 shares of common stock issuable upon the exercise of Milestone Warrants.
Use of proceeds
The selling stockholders will receive all the net proceeds from the sale of the shares offered pursuant to this prospectus. We will not receive any of the proceeds from these sales. However, we will receive proceeds from the exercise of the Warrants if exercised for cash.
Plan of Distribution
The selling stockholders may sell or otherwise dispose of the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For further information, see “Plan of Distribution” beginning on page 15.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and beliefs about future developments or events and their potential effects on us. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “intend,” “plans,” “target,” “anticipates,” “believes,” “estimates,” “contemplate,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that may cause such differences include, but are not limited to:
•	our ability to obtain additional financing to fund commercialization of our products and fund our operations;
•	our ability to obtain additional financing to fund the U.S. clinical development of our U.S. product candidate FemBloc® permanent birth control;
•	our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our U.S. product candidate, FemBloc, for permanent birth control;
•	our ability to successfully grow sales of FemaSeed® intratubal insemination in the U.S.
•	our ability to successfully grow sales internationally;
•	estimates regarding the total addressable market for our products and U.S. product candidate;
•	competitive companies and technologies in our industry;
•	our business model and strategic plans for our products, U.S. product candidate, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our products and U.S. product candidate;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for FemBloc or any future product candidates, and for our products we seek to commercialize;
•	our ability to accurately forecast customer demand for our products and U.S. product candidate, and manage our inventory;
•
our ability to build, manage and maintain our direct sales and marketing organization, and to market and sell our FemaSeed intratubal insemination product, FemBloc permanent birth control system, and women-specific medical product solutions in markets in and outside of the United States;

•	our ability to establish, maintain, grow or increase sales and revenues;
•	our expectations about market trends;
•	our ability to continue operating as a going concern;
•	the ability of our clinical trials to demonstrate the safety and effectiveness of our U.S. product candidate, FemBloc and other positive results;
•	our ability to enroll subjects in the clinical trial for our U.S. product candidate, FemBloc in order to advance the development thereof on a timely basis;
•
our ability to manufacture our products and U.S. product candidate, if approved, in compliance with applicable laws, regulations and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations and requirements;

•	our ability to hire and retain our senior management and other highly qualified personnel;
•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the United States and international markets;

•	the timing or likelihood of regulatory filings and approvals or clearances;
•	our ability to establish and maintain intellectual property protection for our products and U.S. product candidate and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock; and
•	the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and those discussed in other documents we file from time to time with the SEC.
We discuss many of these and other risks and uncertainties in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated in our subsequent Quarterly Reports on Form 10-Q. You should read this prospectus, as well as the documents incorporated by reference into this prospectus, completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus, and all other information contained in this prospectus and incorporated by reference in this prospectus, and in any prospectus supplement, before purchasing shares of our common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.
Risks Related to This Offering
A substantial number of shares of our common stock may be sold in the market in this offering, which may depress the market price for our common stock.
A substantial number of shares of our common stock may be sold in the market in this offering. Such sales, or the perception that such sales might occur, may depress the market price of our common stock. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock issuable upon exercise of the Warrants will be, freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus. However, we will receive proceeds from the exercise of the Warrants for cash. We expect to use these proceeds for working capital purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The Warrants contain a “cashless exercise” feature that allows the holders to exercise any of such Warrants without making a cash payment to us if there is not an effective registration statement covering the resale of the shares issuable upon exercise of such Warrants.

SELLING STOCKHOLDERS
This prospectus relates to the sale from time to time by the Selling Stockholders of up to 28,124,997 shares of common stock. For additional information regarding the issuance of common stock and the Warrants, see “Summary – August 2026 Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants issued pursuant to the Securities Purchase Agreement, and other than as disclosed in this prospectus, the selling stockholders have not had any material relationship with us within the past three years.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and the Warrants, as of September 3, 2026, assuming exercise of the Warrants held by each such selling stockholder on that date but not taking account of any limitations on exercise set forth therein.
The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on exercise of the Warrants set forth therein.
In accordance with the terms of a registration rights agreement with the holders of the common stock and the Warrants, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the Securities Purchase Agreement, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the Warrants determined as if the Warrants were exercised (as the case may be) in full (without regard to any limitations on exercise contained therein solely for the purpose of such calculation) at the exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
Under the terms of the Warrants, no Warrant may be exercised to the extent the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s election, 9.99%) of our outstanding common stock immediately following such exercise, provided that a holder may increase or decrease this limitation, up to a maximum of 9.99%, upon 61 days’ prior notice to us. The number of shares in the second column does not reflect these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Blackwell Partners LLC - Series A	4,210,650	4,210,650(1)	—
Nantahala Capital Partners Limited Partnership	3,107,016	3,107,016(2)	—
NCP RFM LP	967,791	967,791(3)	—
Eastmain 2023 Fund LP	1,089,543	1,089,543(4)	—
Pinehurst Partners, L.P.	1,875,000	1,875,000(5)	—
Rosalind Master Fund L.P.	4,687,500	4,687,500(6)	—
Lytton-Kambara Foundation	1,875,000	1,875,000(7)	—
Empery Asset Master, LTD	788,721	788,721(8)	—
Empery Tax Efficient, LP	250,251	250,251(8)	—
Empery Tax Efficient III, LP	367,278	367,278(8)	—
The Hewlett Fund LP	1,406,250	1,406,250(9)	—
Funicular Funds, LP	937,500	937,500(10)	—
Stonepine Capital, LP	937,500	937,500(11)	—
Marc R. Schechter Revocable Trust	703,125	703,125(12)	—
Corsair Capital Partners, LP	394,500	394,500(13)	—
Corsair Capital Partners 100, LP	57,657	57,657(13)	—
Corsair Capital Investors, Ltd.	16,593	16,593(13)	—
Boothbay Absolute Return Strategies, LP	375,000	375,000(14)	—

Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Kingsbrook Opportunities Master Fund LP	93,750	93,750(15)	—
Creek Drive Capital Management LP	468,750	468,750(16)	—
Red Hook Fund LP	468,750	468,750(17)	—
Brio Capital Master Fund Ltd.	468,750	468,750(18)	—
3i, LP	375,000	375,000(19)	—
Intracoastal Capital LLC	375,000	375,000(20)	—
Pathfinder Asset Management Ltd.	281,250	281,250(21)	—
Alumni Capital LP	234,375	234,375(22)	—
Robert Forster	234,375	234,375(23)	—
Pinz Capital Special Opportunities Fund, LP	211,875	211,875(24)	—
Cedarview Opportunities Master Fund LP	187,500	187,500(25)	—
Warberg WF XIV LP	93,750	93,750(26)	—
Warberg WF XIII LP	93,750	93,750(26)	—
PoC Capital, LLC	93,750	93,750(27)	—
Steven Glass	93,750	93,750(28)	—
Connective Capital Emerging Energy QP LP	80,118	80,118(29)	—
Connective Capital I QP LP	13,629	13,629(29)	—
Rich Molinsky	46,875	46,875(30)	—
Kathy Lee-Sepsick	68,519	46,875(31)	21,644
Dov Elefant	49,798	46,875(32)	2,923
Megan Indeglia	18,750	18,750(33)	—
John Canning	14,625	13,125(34)	1,500
Benjamin Dings	11,178	9,375(35)	1,803
Jeffrey Mifek	10,786	9,375(36)	1,411
Spencer Roeck	9,901	9,375(37)	526
Jeremy Sipos	11,689	9,375(38)	2,314

(1)
Represents (i) 300,227 shares of common stock, (ii) 1,103,323 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 1,403,550 shares of common stock issuable upon the exercise of Milestone Warrants, and (iv) 1,403,550 shares of common stock issuable upon the exercise of Common Warrants. The exercise of the foregoing warrants is subject to a 9.99% blocker. The above shall not be deemed to be an admission by any selling stockholder that it is itself a beneficial owner of any these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Nantahala Capital Management, LLC, a Registered Investment Adviser, has the power to vote and/or direct the disposition of the securities held by the selling stockholder, either as a General Partner, Investment Manager, or Sub-Advisor, and may be deemed the beneficial owner of the shares of common stock held by such selling stockholder. Further, these selling stockholders may exercise certain rights to acquire shares of common stock disclosed above only if such acquisition would not cause the total number of shares of common stock beneficially owned by it and its affiliates to exceed 9.99% of the shares of common stock then outstanding. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of the selling stockholder is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(2)
Represents (i) 221,536 shares of common stock, (ii) 814,136 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 1,035,672 shares of common stock issuable upon the exercise of Milestone Warrants, and (iv) 1,035,672 shares of common stock issuable upon the exercise of Common Warrants. The exercise of the foregoing warrants is subject to a 9.99% blocker. The above shall not be deemed to be an admission by any selling stockholder that it is itself a beneficial owner of any these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Nantahala Capital Management, LLC, a Registered Investment Adviser, has the power to vote and/or direct the disposition of the securities held by the selling stockholder, either as a General Partner, Investment Manager, or Sub-Advisor, and may be deemed the beneficial owner of the shares of common stock held by such selling stockholder. Further, these selling stockholders may exercise certain rights to acquire shares of common stock disclosed above only if such acquisition would not cause the total number of shares of common stock beneficially owned by it and its affiliates to exceed 9.99% of the shares of common stock then outstanding. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of the selling stockholder is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(3)
Represents (i) 69,005 shares of common stock, (ii) 253,592 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 322,597 shares of common stock issuable upon the exercise of Milestone Warrants, and (iv) 322,597 shares of common stock issuable upon the exercise of Common Warrants. The exercise of the foregoing warrants is subject to a 9.99% blocker. The above shall not be deemed to be an admission by any selling stockholder that it is itself a beneficial owner of any these securities for purposes of Section 13(d) of the Securities

Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Nantahala Capital Management, LLC, a Registered Investment Adviser, has the power to vote and/or direct the disposition of the securities held by the selling stockholder, either as a General Partner, Investment Manager, or Sub-Advisor, and may be deemed the beneficial owner of the shares of common stock held by such selling stockholder. Further, these selling stockholders may exercise certain rights to acquire shares of common stock disclosed above only if such acquisition would not cause the total number of shares of common stock beneficially owned by it and its affiliates to exceed 9.99% of the shares of common stock then outstanding. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of the selling stockholder is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.
(4)
Represents (i) 77,686 shares of common stock, (ii) 285,495 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 363,181 shares of common stock issuable upon the exercise of Milestone Warrants, and (iv) 363,181 shares of common stock issuable upon the exercise of Common Warrants. The exercise of the foregoing warrants is subject to a 9.99% blocker. The above shall not be deemed to be an admission by any selling stockholder that it is itself a beneficial owner of any these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Nantahala Capital Management, LLC, a Registered Investment Adviser, has the power to vote and/or direct the disposition of the securities held by the selling stockholder, either as a General Partner, Investment Manager, or Sub-Advisor, and may be deemed the beneficial owner of the shares of common stock held by such selling stockholder. Further, these selling stockholders may exercise certain rights to acquire shares of common stock disclosed above only if such acquisition would not cause the total number of shares of common stock beneficially owned by it and its affiliates to exceed 9.99% of the shares of common stock then outstanding. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of the selling stockholder is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(5)
Represents (i) 133,691 shares of common stock, (ii) 491,309 shares of common stock issuable upon the exercise of pre-funded warrants, (iii) 625,000 shares of common stock issuable upon the exercise of Milestone Warrants, and (iv) 625,000 shares of common stock issuable upon the exercise of Common Warrants. The exercise of the foregoing warrants is subject to a 9.99% blocker. The above shall not be deemed to be an admission by any selling stockholder that it is itself a beneficial owner of any these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Nantahala Capital Management, LLC, a Registered Investment Adviser, has the power to vote and/or direct the disposition of the securities held by the selling stockholder, either as a General Partner, Investment Manager, or Sub-Advisor, and may be deemed the beneficial owner of the shares of common stock held by such selling stockholder. Further, these selling stockholders may exercise certain rights to acquire shares of common stock disclosed above only if such acquisition would not cause the total number of shares of common stock beneficially owned by it and its affiliates to exceed 9.99% of the shares of common stock then outstanding. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of the selling stockholder is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(6)
Represents (i) 723,377 shares of our common stock, (ii) 839,123 shares of our common stock issuable upon exercise of the Pre-Funded Warrants, (iii) 1,562,500 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iv) 1,562,500 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 9.99% beneficial ownership limitation, if applicable. The principal business address of Rosalind Master Fund L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. This information is based solely on information provided by Rosalind Master Fund L.P. on September 3, 2026.

(7)
Represents (i) 400,269 shares of our common stock, (ii) 224,731 shares of our common stock issuable upon exercise of the Pre-Funded Warrants, (iii) 625,000 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iv) 625,000 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Lytton-Kambara Foundation is 467 CPW 17A, New York, NY 10025. This information is based solely on information provided by Lytton-Kambara Foundation on September 3, 2026.

(8)
Represents shares issued or issuable to Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Tax Efficient III, LP (collectively, the “Empery Funds”), consisting of (i) an aggregate of 468,750 shares of our common stock, (ii) an aggregate of 468,750 shares of our common stock issuable to the Empery Funds upon exercise of the Milestone Warrants, and (iii) an aggregate of 468,750 shares of our common stock issuable to the Empery Funds upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit any of the Empery Funds to exercise that portion of the Warrants that would result in such selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Empery Asset Management LP, the authorized agent of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds and Mr. Lane each disclaim any beneficial ownership of these shares. The principal business address of each of the Empery Funds is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020. This information is based solely on information provided by Empery Asset Management, LP on August 27, 2026.

(9)
Represents (i) 400,269 shares of our common stock, (ii) 68,481 shares of our common stock issuable upon exercise of the Pre-Funded Warrants, (iii) 468,750 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iv) 468,750 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570. This information is based solely on information provided by The Hewlett Fund LP on September 3, 2026.

(10)
Represents (i) 312,500 shares of our common stock, (ii) 312,500 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 312,500 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Funicular Funds, LP is 601 California Street, Suite 1151, San Francisco, CA 94108. This information is based solely on information provided by Funicular Funds, LP on September 3, 2026.
(11)
Represents (i) 312,500 shares of our common stock, (ii) 312,500 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 312,500 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Stonepine Capital, LP is 2900 NW Clearwater Dr, Ste 100-11, Bend, OR 97703. This information is based solely on information provided by Stonepine Capital, LP on September 3, 2026.

(12)
Represents (i) 234,375 shares of our common stock, (ii) 234,375 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 234,375 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Marc R. Schechter Revocable Trust is 420 Dunston Road, Bloomfield Hills, MI 48304. This information is based solely on information provided by Marc R. Schechter Revocable Trust on September 3, 2026.

(13)
Represents shares issued or issuable to Corsair Capital Partners, LP, Corsair Capital Partners 100, LP and Corsair Capital Investors, Ltd. (collectively, “Corsair”), consisting of (i) an aggregate of 156,250 shares of our common stock, (ii) an aggregate of 156,250 shares of our common stock issuable to Corsair upon exercise of the Milestone Warrants, and (iii) an aggregate of 156,250 shares of our common stock issuable to Corsair upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit each Corsair entity to exercise that portion of the Warrants that would result in such selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of each Corsair entity is 18 East 48th Street, 20th Floor, New York, NY 10017. This information is based solely on information provided by Corsair on September 3, 2026.

(14)
Represents (i) 375,000 shares of our common stock, issuable to Boothbay Absolute Return Strategies, LP (“Boothbay”) upon exercise of (a) 125,000 shares issuable upon exercise of the Pre-Funded Warrants, (b) 125,000 shares issuable upon exercise of the Milestone Warrants, and (c) 125,000 shares issuable upon exercise of the Common Warrants. Boothbay has elected to take all Pre-Funded Warrants and to pre-pay the exercise price thereof. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit Boothbay to exercise that portion of the Warrants that would result in Boothbay and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Boothbay is 689 Fifth Avenue, 12th Floor, New York, NY 10022. This information is based solely on information provided by Boothbay on September 3, 2026.

(15)
Represents (i) 93,750 shares of our common stock, issuable to Kingsbrook Opportunities Master Fund LP (“Kingsbrook”) upon exercise of (a) 31,250 shares issuable upon exercise of the Pre-Funded Warrants, (b) 31,250 shares issuable upon exercise of the Milestone Warrants, and (c) 31,250 shares issuable upon exercise of the Common Warrants. Kingsbrook has elected to take all Pre-Funded Warrants and to pre-pay the exercise price thereof. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit Kingsbrook to exercise that portion of the Warrants that would result in Kingsbrook and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Kingsbrook is 689 Fifth Avenue, 12th Floor, New York, NY 10022. This information is based solely on information provided by Kingsbrook on September 3, 2026.

(16)
Represents (i) 156,250 shares of our common stock, (ii) 156,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 156,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Creek Drive Capital Management LP is 60 29th Street, Unit 511, San Francisco, CA 94110. This information is based solely on information provided by Creek Drive Capital Management LP on September 3, 2026.

(17)
Represents (i) 156,250 shares of our common stock, (ii) 156,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 156,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046. This information is based solely on information provided by Red Hook Fund LP on September 3, 2026.

(18)
Represents (i) 156,250 shares of our common stock, (ii) 156,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 156,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Brio Capital Master Fund Ltd. is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570. This information is based solely on information provided by Brio Capital Master Fund Ltd. on September 3, 2026.

(19)
Represents (i) 125,000 shares of our common stock issued to 3i, LP as Common Units, (ii) 125,000 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 125,000 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. This information is based solely on information provided by 3i, LP on September 3, 2026.
(20)
Represents (i) 93,750 shares of our common stock, (ii) 93,750 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 93,750 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The principal business address of Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, FL 33483. This information is based solely on information provided by Intracoastal Capital LLC on September 3, 2026.

(21)
Represents (i) 93,750 shares of our common stock, (ii) 93,750 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 93,750 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Pathfinder Asset Management Ltd. is 1066 W Hastings St #1450, Vancouver, BC V6E 3X1, Canada. This information is based solely on information provided by Pathfinder Asset Management Ltd. on September 3, 2026.

(22)
Represents (i) 78,125 shares of our common stock, (ii) 78,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 78,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Alumni Capital LP is 601 Brickell Key Dr Suite 700, Miami, FL 33131. This information is based solely on information provided by Alumni Capital LP on September 3, 2026.

(23)
Represents (i) 78,125 shares of our common stock, (ii) 78,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 78,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable.

(24)
Represents (i) 70,625 shares of our common stock, (ii) 70,625 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 70,625 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Pinz Capital Special Opportunities Fund, LP is Walkers Corporate Center, 27 Hospital Road, Georgetown, KY1-9008, Cayman Islands. This information is based solely on information provided by Pinz Capital Special Opportunities Fund, LP on September 3, 2026.

(25)
Represents (i) 62,500 shares of our common stock, (ii) 62,500 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 62,500 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Cedarview Opportunities Master Fund LP is 1024 Broadway, Woodmere, NY 11598. This information is based solely on information provided by Cedarview Opportunities Master Fund LP on September 3, 2026.

(26)
Represents shares issued or issuable to Warberg WF XIV LP and Warberg WF XIII LP (collectively, “Warberg”), consisting of (i) an aggregate of 62,500 shares of our common stock, (ii) an aggregate of 62,500 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) an aggregate of 62,500 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit each Warberg entity to exercise that portion of the Warrants that would result in such selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of each Warberg entity is 716 Oak Street, Winnetka, IL 60093. This information is based solely on information provided by Warberg on September 3, 2026.

(27)
Represents (i) 31,250 shares of our common stock, (ii) 31,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 31,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of PoC Capital, LLC is 255A Glenwood Ave, Woodside, CA 94062. This information is based solely on information provided by PoC Capital, LLC on September 3, 2026.

(28)
Represents (i) 31,250 shares of our common stock, (ii) 31,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 31,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable.

(29)
Represents shares issued or issuable to Connective Capital Emerging Energy QP LP and Connective Capital I QP LP (collectively, “Connective”), consisting of (i) an aggregate of 31,249 shares of our common stock issued to Connective as Common Units, (ii) an aggregate of 31,249 shares of our common stock issuable to Connective upon exercise of the Milestone Warrants, and (iii) an aggregate of 31,249 shares of our common stock issuable to Connective upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit each Connective entity to exercise that portion of the Warrants that would result in such selling stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of each Connective entity is 720 University Avenue, Suite 100, Palo Alto, CA 94301. This information is based solely on information provided by Connective on September 3, 2026.

(30)
Represents (i) 15,625 shares of our common stock, (ii) 15,625 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 15,625 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable.

(31)
Represents (i) 15,625 shares of our common stock, (ii) 15,625 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 15,625 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and her affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Ms. Lee-Sepsick is our President and Chief Executive Officer.

(32)
Represents (i) 15,625 shares of our common stock, (ii) 15,625 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 15,625 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mr. Elefant is our Chief Financial Officer.

(33)
Represents (i) 6,250 shares of our common stock, (ii) 6,250 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 6,250 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and her affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Ms. Indeglia is a member of the Company’s senior management team.

(34)
Represents (i) 4,375 shares of our common stock, (ii) 4,375 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 4,375 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mr. Canning is our Chief Operating Officer.

(35)
Represents (i) 3,125 shares of our common stock, (ii) 3,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 3,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mr. Dings is a member of the Company’s senior management team.

(36)
Represents (i) 3,125 shares of our common stock, (ii) 3,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 3,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Dr. Mifek is our Chief Clinical and Regulatory Affairs Officer.

(37)
Represents (i) 3,125 shares of our common stock, (ii) 3,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 3,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mr. Roeck is a member of the Company’s senior management team.

(38)
Represents (i) 3,125 shares of our common stock, (ii) 3,125 shares of our common stock issuable upon exercise of the Milestone Warrants, and (iii) 3,125 shares of our common stock issuable upon exercise of the Common Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling stockholder to exercise that portion of the Warrants that would result in the selling stockholder and his affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Mr. Sipos is our Chief Technology Officer.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued and issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be approximately $85,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of any securities offered from time to time by this prospectus will be passed upon by Dechert LLP.
EXPERTS
Our financial statements as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2025 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and negative cash flows from operations, has a net accumulated deficit and expects to incur additional losses and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2026, filed on May 8, 2026, and (ii) for the quarter ended June 30, 2026, filed on August 14, 2026;
•	our Current Reports on Form 8-K filed with the SEC on January 15, 2026, March 20, 2026, April 1, 2026, April 29, 2026, June 5, 2026, June 24, 2026, June 24, 2026, and August 11, 2026; and
•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 14, 2021, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.femasys.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
Attn: Corporate Secretary

FEMASYS INC.
28,124,997 Shares

Common Stock
PROSPECTUS

September 3, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,302.62
Printing and engraving expenses	$3,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$5,697.38
Total	$85,000.00

Item 15.	Indemnification of Directors and Officers.
Femasys Inc. (the “Registrant”) is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling the Registrant for liability arising under the Securities Act of 1933, as amended, or the Securities Act, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Eleventh Amended and Restated Certificate of Incorporation of Femasys Inc., incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed June 22, 2021
3.2	Certificate of Amendment to the Eleventh Amended and Restated Certificate of Incorporation of Femasys Inc., incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed June 5, 2026
3.3	Amended and Restated Bylaws of Femasys Inc., incorporated by reference to Exhibit 3.2 of the registrant’s Form 8-K filed June 22, 2021
3.4	First Amendment to the Amended and Restated Bylaws of Femasys Inc., incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed March 30, 2023
4.1	Description of the Registrant’s Securities, incorporated by reference to Exhibit 4.1 of the registrant’s Form 10-K filed March 24, 2022
4.2	Form of Certificate of Common Stock, incorporated by reference to Exhibit 4.1 of the registrant’s Form S-1 filed May 14, 2021
4.3	Form of Pre-Funded Warrant, incorporated by reference to Exhibit 4.1 of the registrant’s Form 8-K filed August 11, 2026
4.4	Form of Common Warrant, incorporated by reference to Exhibit 4.2 of the registrant’s Form 8-K filed August 11, 2026
4.5	Form of Common Warrant (Milestone), incorporated by reference to Exhibit 4.3 of the registrant’s Form 8-K filed August 11, 2026
5.1*	Opinion of Dechert LLP
10.1
Securities Purchase Agreement dated August 7, 2026, by and among Femasys Inc. and the Purchasers party thereto, incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed August 11, 2026

10.2
Registration Rights Agreement dated August 7, 2026, by and among Femasys Inc. and the Purchasers party thereto, incorporated by reference to Exhibit 10.2 of the registrant’s Form 8-K filed August 11, 2026

10.3	Side Letter, dated as of August 7, 2026, by and between Femasys Inc. and Nantahala Capital Management, LLC, incorporated by reference to Exhibit 10.3 of the registrant’s Form 8-K filed August 11, 2026
23.1*	Consent of KPMG LLP
23.2*	Consent of Dechert LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on the 3rd day of September, 2026.

FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathy Lee-Sepsick and Dov Elefant, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathy Lee-Sepsick	President and Chief Executive Officer (Principal Executive Officer)	September 3, 2026
Kathy Lee-Sepsick

/s/ Dov Elefant	Chief Financial Officer (Principal Financial and Accounting Officer)	September 3, 2026
Dov Elefant

/s/ Charles Larsen	Chair of the Board of Directors	September 3, 2026
Charles Larsen

/s/ Alistair Milnes	Director	September 3, 2026
Alistair Milnes

/s/ Kenneth D. Eichenbaum	Director	September 3, 2026
Kenneth D. Eichenbaum

/s/ Edward Uzialko, Jr.	Director	September 3, 2026
Edward Uzialko, Jr.